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                                                                 EXHIBIT (a)(7)

                          IMMEDIATE ATTENTION REQUIRED

                         CONFIDENTIAL INSTRUCTIONS FOR
                  OFFER FOR OUTSTANDING SHARES OF COMMON STOCK
                      HELD IN THE FIRST SIERRA 401(k) PLAN

         THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON MARCH 26, 2001, UNLESS THE OFFER IS EXTENDED.

To Participants in the First Sierra 401(k) Plan:

     Enclosed for your consideration is the Offer to Purchase, dated February 27, 2001 (the "Offer to Purchase"), and the related Letter of Transmittal (the "Letter of Transmittal" which, together with the Offer to Purchase and any supplements or amendments, collectively constitute the "Offer") in connection with the offer by AMTRS Corp., a Delaware corporation ("Purchaser") and a wholly-owned subsidiary of American Express Travel Related Services Company, Inc., a New York corporation ("Parent"), to purchase all of the issued and outstanding shares of Common Stock, par value $.01 per share (the "Company Common Stock"), of SierraCities.com Inc., a Delaware corporation (the "Company") (such shares of Company Common Stock, together with the preferred share purchase rights issued pursuant to the Rights Agreement, dated as of December 30, 1998, between the Company and Harris Trust and Savings Bank, as rights agent, associated with such shares, being hereinafter collectively referred to herein as the "Shares"), at a purchase price of $5.68 per Share, net to the seller in cash, without interest thereon, upon the terms and subject to the conditions set forth in the Offer.

     This material is being forwarded to you as the beneficial owner of Shares held by Delaware Management Trust Company (the "Trustee") for your account under the First Sierra 401(k) Plan (the "401(k) Plan"). A tender of such Shares held by the Trustee for your account into the Offer can be made only by the Trustee, acting in its capacity as trustee of the 401(k) Plan, pursuant to your instructions.

     We request confidential instructions as to whether you wish to have the Trustee tender on your behalf any or all of such Shares held by the Trustee for your account, upon the terms and subject to the conditions set forth in the Offer. If you wish to have the Trustee tender any or all of your Shares held in your account under the 401(k) Plan, please instruct the Trustee by removing, signing and sending the attached Instruction Card to EquiServe Trust Company, N.A. (the depositary and disbursing agent), as shown on the Instruction Card.

     YOUR INSTRUCTIONS SHOULD BE FORWARDED IN AMPLE TIME TO PERMIT THE TRUSTEE TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION OF THE OFFER. IF A PROPERLY EXECUTED INSTRUCTION CARD IS NOT RECEIVED FROM YOU (AS SHOWN ON THE ATTACHED INSTRUCTION CARD), THE TRUSTEE WILL NOT TENDER ANY OF THE SHARES HELD IN YOUR ACCOUNT UNDER THE 401(k) PLAN INTO THE OFFER.
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                                INSTRUCTION CARD
                RE: FIRST SIERRA 401(k) PLAN (THE "401(k) PLAN")

To Delaware Management Trust Company:

     I am a participant in the 401(k) Plan and, as such, I received a copy of the Offer to Purchase, dated February 27, 2001 (the "Offer to Purchase"), and the related Letter of Transmittal (the "Letter of Transmittal" which, together with this Offer to Purchase and any supplements or amendments, collectively constitute the "Offer") in connection with the offer by AMTRS Corp., a Delaware corporation ("Purchaser") and a wholly-owned subsidiary of American Express Travel Related Services Company, Inc., a New York corporation ("Parent"), to purchase all of the issued and outstanding shares of Common Stock, par value $.01 per share (the "Company Common Stock"), of SierraCities.com Inc., a Delaware corporation (the "Company") (such shares of Company Common Stock, together with the preferred share purchase rights issued pursuant to the Rights Agreement, dated as of December 30, 1998, between the Company and Harris Trust and Savings Bank, as rights agent, associated with such shares, being hereinafter collectively referred to herein as the "Shares"), at a purchase price of $5.68 per Share, net to the seller in cash, without interest thereon, upon the terms and subject to the conditions set forth in the Offer.

     I hereby direct you to:

     [ ]  Tender all Shares held in my account.

     [ ]  Tender __________ (insert number) of Shares only.

     [ ]  Do not tender any such Shares.

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(SIGNATURE OF PARTICIPANT)

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(SIGNATURE OF PARTICIPANT)

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(DATE)

If Shares are held in joint names, each co-owner must sign.

     WHEN PROPERLY COMPLETED, RETURN THIS INSTRUCTION CARD TO EQUISERVE TRUST COMPANY, N.A. (THE DEPOSITARY AND DISBURSING AGENT) AT ONE OF THE ADDRESSES SHOWN BELOW, OR BY FACSIMILE TO THE FACSIMILE NUMBER SHOWN BELOW:

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
           By Mail:                  By Overnight Courier:                 By Hand:

 EquiServe Trust Company, N.A.   EquiServe Trust Company, N.A.   EquiServe Trust Company, N.A.
       Corporate Actions               Corporate Actions           c/o Securities Transfer &
         P.O. Box 2527                    Suite 4660               Reporting Services, Inc.
  Jersey City, NJ 07303-2527         525 Washington Blvd.       100 William Street -- Galleria
   Re: SierraCities.com Inc.         Jersey City, NJ 07310            New York, NY 10038

                               Facsimile Number: (201) 324-3403
                      Telephone Number to Confirm Receipt: (201) 222-4707
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